SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 4, 2011

Date of Report
(Date of Earliest Event Reported)

Richland Resources Corp.

(Exact name of registrant as specified in its charter)

Nevada	0-53575	None
(State or other	(Commission	(I.R.S. Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

1513 Houston Street
Sulphur Springs, TX 75482

 (Address of principal executive offices)

1-903-439-6400

 (Registrant's telephone number, including area code)

Shengrui Resources Co. Ltd.

 (Former name and former address, if changed since last report)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders

The Board of Directors and the shareholders of Shengrui Resources Co. Ltd. (the “Company”) held meetings by written consent and approved a change in the corporate name of the Company to Richland Resources Corp. and approved a plan of merger and an amendment to the Articles of Incorporation to be filed with the Secretary of State of the State of Nevada to change the name of the Company.  The change of name was effected through the merger of a shell Nevada subsidiary corporation of the Company, made effective on April 4, 2011.

The Company filed the amendment to its Articles of Incorporation with the Secretary of State of the State of Nevada, effective on April 4, 2011, and changed its corporate name to Richland Resources Corp.

The Company also recently changed the location of its principal executive offices to 1513 Houston Street, Sulphur Springs, Texas 75482.

Section 9 – Financial Statements and Exhibits

Item 9	Financial Statements and Exhibits

Exhibits

Exhibit 3.1	Amendment to the Articles of Incorporation effective April 4, 2011

Exhibit 99	Press release regarding change of corporate name

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2011	Richland Resources Corp.

/s/ Kenneth A. Goggans
Kenneth A. Goggans, Chief Executive Officer and President